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                                                                  EXHIBIT 10.18


                       LICENSE AND DISTRIBUTION AGREEMENT

         This License and Distribution Agreement ("Agreement") is entered into and is effective as of June 30, 1995 ("Effective Date") between Compaq Computer Corporation, a Delaware corporation ("Compaq") and Visioneer Communications, Inc., a California corporation ("Visioneer"). When used herein references to "Compaq" and "Visioneer" shall include their respective Subsidiaries.

                                    RECITALS

         Visioneer has developed and is selling a desktop scanner and Windows and Macintosh-based software used for scanning paper documents and converting them into a form for use and distribution on personal computers ("PaperPort Product"). Visioneer has developed and approached Compaq with a prototype of a new version of the PaperPort Product in which the scanner is integrated into the personal computer keyboard ("Keyboard Product"). In the interest of having Compaq promote, endorse and create a market for the distribution of the Keyboard Product, Compaq funded Visioneer's completion of a Compaq version of a prototype for the Keyboard Product and is interested in working with Visioneer and Compaq's third party keyboard manufacturer to complete development and arrange for the manufacture of the Keyboard Product for introduction and distribution by Compaq as a Compaq-branded product in early 1996. Compaq also desires Visioneer's participation in supporting Compaq's customers and training Compaq's personnel and distributors with respect to the Keyboard Product and the PaperPort Product software and to obtain limited exclusive rights to distribute the Keyboard Product, the PaperPort Product software and potential follow-on products. Visioneer is willing to provide such assistance and grant such rights to Compaq in exchange for the promotional advantages, royalty payments and other terms and conditions set forth below.

         Visioneer and Compaq agree as follows:

1.0 DEFINITIONS

         1.1 "DELIVERABLES" means any part or all of the items to be provided by Visioneer to Compaq as part of a Customization Project (as defined in Section
2.1 below).

         1.2 "DOCUMENTATION" means user manuals related to the Products. Documentation shall include any revisions, updates, Modifications or enhancements to such Documentation.

         1.3 "ERROR" shall mean a defect in the Products that prevents the Products from functioning in accordance with the specifications therefor. Errors shall be classified as follows:

                  (a) Severity "1" Error shall mean an Error in the Products which causes a major feature to not work, and there is no workaround available.
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                  (b) Severity "2" Error shall mean an Error in the Products which causes a major feature to not work, and there is a workaround available, or a minor feature is not working and there is no workaround available.

                  (c) Severity "3" Error shall mean an Error in the Products which causes a minor feature to not work and there is a workaround available.

                  (d) Severity "4" Error shall mean an Error in the Products which is cosmetic in nature.

         1.4 "MODIFICATIONS" means all changes to the Products to correct any Error therein and/or to incorporate minor enhancements other than changes limited to "look and feel" alterations (as described in Section 2.2), but which do not add to or significantly alter the Products' functionality.

         1.5 "OBJECT CODE" shall mean computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse assembly, reverse compiling, or reverse engineering.

         1.6 "PRODUCTS" means the Keyboard Product (as more particularly described in Exhibit 1 attached hereto) and the PaperPort Product software (as more particularly described in Exhibit 2 attached hereto) including all Modifications to the foregoing created or licensed by Visioneer during the Term. Except as provided in Section 18 below, the PaperPort Product software shall be provided in Object Code version only.

         1.7 "RESIDUALS" shall mean information in non-tangible form that may be retained by persons who have had rightful access to the information, including ideas, concepts, know-how, or techniques contained therein.

         1.8 "SOURCE CODE" shall mean code, other than Object Code, and related source code level system documentation, comments and procedural code such as job control language, which may be printed out or displayed in a form readable and understandable by a computer programmer of ordinary skill.

         1.9 "SUBSIDIARY" means any entity of which more than fifty percent (50%) of the voting rights are owned or controlled, directly or indirectly, by a party hereto, provided, however, that such entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists.

         1.10 "TERM" means the time period specified in Section 16.0 of this Agreement.

         1.11 "UPGRADES" means changes to the Products that significantly add to, enhance or improve their functionality and are intended to be a full replacement for the previous releases of the Products.

2.0 CUSTOMIZATION PROJECT(S)

         2.1 Compaq and Visioneer shall work together and with Compaq's keyboard manufacturer to develop the Keyboard Product in accordance with Section 4.0 below and the work plan, milestones, specifications for Deliverables and payments by Compaq to Visioneer set forth in Exhibit 3 attached hereto ("Initial Customization Project"). Compaq will confer with

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Visioneer on its selection of such keyboard manufacturer or any replacement or supplemental keyboard manufacturer, and Visioneer's concurrence with the selection will not be unreasonably withheld. Both parties shall use reasonable diligence in meeting the timetable and other requirements of the Initial Customization Project. The Initial Customization Project and any future customization projects to which Compaq and Visioneer may agree in writing for which Compaq pays Visioneer for non-recurring engineering services are referred to herein as "Customization Projects".

         2.2 Visioneer shall own any U.S. and foreign patent rights to any inventions or improvements to the Products made pursuant to any Customization Projects. Visioneer hereby assigns to Compaq ownership of the intellectual and tangible property, other than U.S. or foreign patent rights which shall continue to be owned by Visioneer, associated with the appearance of any version of the Keyboard Product (including concept models and drawings) created pursuant to any Customization Project under this Agreement. In addition, Visioneer hereby grants Compaq a fully paid up, nonexclusive, nontransferable, worldwide license to use, make, have made and sell keyboard products under any such patents. The intent of the parties is that (1) the appearance design (or "look and feel") of the Compaq version of the Keyboard Product be (i) consistent with the appearance of Compaq's existing products and (ii) unique in appearance relative to the Visioneer or any third party version of Keyboard Product; and (2) the Compaq version of the Keyboard Product will be integrated into a keyboard (or keyboards) of Compaq's choosing. However, Visioneer shall not be restricted from developing or selling other versions of the Keyboard Product which have the same or similar keys and other components in the same general configurations and positions on the keyboard, as long as the general appearance of such keyboard versions is sufficiently different so as not to lead an average computer user to believe that such versions are in fact Compaq products.

3.0 PAPERPORT PRODUCT SOFTWARE AND DOCUMENTATION LICENSE

         3.1 Visioneer hereby grants to Compaq a non-exclusive, non-transferable, worldwide, royalty free license to internally use, display, perform and internally distribute the Products and Documentation within Compaq for marketing, sales, testing, training and support purposes only. After an initial five hundred copies which may be distributed among its employees for general business purposes, any general use of the Products by Compaq's employees shall be subject to the royalty to Visioneer. Visioneer further grants to Compaq a non-exclusive, non-transferable, worldwide, royalty free license to publicly perform and publicly display the Products and Documentation at trade shows, exhibitions, and to prospective resellers and customers.

         3.2 Visioneer hereby grants to Compaq a non-exclusive, non-transferable, worldwide, royalty bearing license to use, have used, copy, have copied and externally distribute, either directly or indirectly through resellers, Object Code of the PaperPort Product software included as part of the Products and Documentation for use by end user customers of Compaq's personal computer systems who purchase the Keyboard Product. Compaq shall include such software on each of its personal computer systems which it sells with the Keyboard Product or bundled with each Keyboard Product which it sells separately and shall distribute and license such software pursuant to Compaq's then current standard form of shrinkwrap license agreement, the present form of which is attached hereto as Exhibit 4. Royalty payments will be made in accordance with
Section 6.0 and Exhibit 5.

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         3.3 If Visioneer licenses another personal computer systems manufacturer to distribute the PaperPort Product software in conjunction with a non-Visioneer keyboard/scanner product, the license granted in Sections 3.1 and
3.2 shall be deemed broadened to allow Compaq to distribute the PaperPort Product software with a non-Visioneer keyboard/scanner product. A "non-Visioneer keyboard/scanner product" means an integrated keyboard/scanner which neither was designed or manufactured by Visioneer or its licensee nor contains any Visioneer-developed components (including the scanner subassembly). This change in Visioneer's distribution methodology will also be considered a "new release of the Keyboard Product" for purposes of Section 7.2.

         3.4 The PaperPort Product software contains a "Free Ware" component consisting of a viewer portion of the software which is required to enable a personal computer system that receives a document from a PaperPort or Keyboard Product to utilize the document received. Compaq may distribute this Free Ware component at its own expense in Object Code form, directly or indirectly, on a royalty free, stand alone basis via an electronic bulletin board or otherwise as Compaq may deem appropriate from time to time without an end user license agreement of any kind pertaining to the Free Ware component.

         3.5 Compaq's distribution of software included in the Products and related Documentation may be by preinstallation on CD-ROM, on hard disk drives, and/or other media provided with the Compaq products, in separate packaging with other documentation and/or media, or by electronic downloading, at Compaq's sole option and expense. A CD-ROM containing such software may also be included in the package for the Compaq product for back up purposes (the backup CD-ROM may include various translations or configurations of the software). Modifications and replacement copies of each software will be distributed separately, either directly or by reseller to existing end user customers and may be copied by resellers from a backup CD-ROM restoration utility to be used for maintenance purposes only. At the time of each new software release Visioneer will supply Compaq with a master diskette suitable for duplication of such software.

         3.6 The license granted herein by Visioneer to Compaq shall automatically extend to include (a) Compaq's Subsidiaries and (b) Compaq's contractors and consultants to the extent necessary for Compaq to exercise the licenses granted herein. Nothing herein shall give such contractors or consultants any right to sell the Products to any customer other than Compaq.

         3.7 Upgrades of the PaperPort Product software that Visioneer plans to release during the Term of the Agreement will be offered by Visioneer to Compaq for sublicensing to its customers in accordance with Section 7.0. Compaq will have a non-exclusive, royalty bearing license to distribute Upgrades of the PaperPort Product software to Compaq customers. Compaq shall pay Visioneer a royalty on such software Upgrades as described in Section 6.2 below. Except as set forth in Section 7.0 of this Agreement, Visioneer will not be restricted from distributing the PaperPort Product software included in the Products on a direct or OEM basis or as a stand-alone product.

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4.0 MANUFACTURE AND SUPPLY OF KEYBOARD PRODUCT

         4.1 Visioneer will provide reasonable technical and design assistance to Compaq and to Compaq's keyboard manufacturer in the design and manufacture of the Keyboard Product. Promptly after execution of this Agreement and subject to execution by such keyboard manufacturer of an appropriate nondisclosure agreement, Visioneer will provide such keyboard manufacturer with the manufacturing and design information related to the PaperPort Product desktop scanner listed in Exhibit 7 attached hereto, including a list of all present suppliers of components used by Visioneer to build such desktop scanner ("Manufacturing Information"). Visioneer shall promptly update such Manufacturing Information upon its release of new versions of the PaperPort Product. Manufacturing Information shall be considered Confidential Information of Visioneer for purposes of Section 12.0 below. Unless otherwise agreed by Compaq, Visioneer shall provide such technical and design assistance and Manufacturing Information at Visioneer's expense.

         4.2 Compaq will place purchase orders directly with its keyboard manufacturer for its requirements of the Keyboard Product. The keyboard manufacturer will place purchase orders with component suppliers of Visioneer (as specified in Exhibit 7).

         4.3 Visioneer shall have the right if it desires to do so to work with Compaq's keyboard manufacturer to develop and purchase its own version of the Keyboard Product from such manufacturer, subject to the requirements and restrictions set forth in Sections 2.0 and 7.0

         4.4 Compaq and Compaq's keyboard manufacturer shall not make any changes to the design of the Keyboard Product, other than those limited to appearance design or the "look and feel" of the Product as described in Section 2.2, without Visioneer's prior written consent, which will not be unreasonably withheld.

         4.5 Compaq will furnish Visioneer with forecasts of its expected volume of sales of the Products for the following twelve months as soon as possible after the beginning of each calendar quarter during the Term. Such forecasts are not commitments by Compaq and are to be used for planning purpose only.

5.0 KEYBOARD PRODUCT MANUFACTURING LICENSE

         5.1 Visioneer hereby grants to Compaq a nonexclusive, non-transferable, worldwide, royalty bearing license under Visioneer's know how, patents, copyrights and trade secrets to use, have used, manufacture, have manufactured, sell, lease, or otherwise transfer, either directly or indirectly through resellers, the Keyboard Product.

         5.2 The license granted herein by Visioneer to Compaq shall automatically extend to include (a) Compaq's Subsidiaries and (b) Compaq's contractors and consultants to the extent necessary for Compaq to exercise the licenses granted herein. Nothing herein shall give such contractors or consultants any right to sell the Products to any customer other than Compaq.

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                                                                 Exhibit 10.18

6.0 PAYMENTS

         6.1 Royalty schedules for the Products are set forth in Exhibit 5 attached hereto. Royalties shall be payable for any calendar quarter during the Term within XXXXXXXXXXXX XXXXXXXXX XXXXXXXXX days after the end of such quarter. Compaq shall supply Visioneer with a report showing the number and category (stand alone or integrated) of units of the Products shipped during such quarter within XXXXXXXXXXXX XXXXXXXXX XXXXXXXXX days after the end of such quarter. For each quarter in calendar year 1996, Compaq shall also supply Visioneer with a report showing in reasonable detail the estimated number and category (stand alone or integrated) of units of the Products shipped during such quarter within XXXXXXXXXXXX XXXXXXXXX XXXXXXXXX days after the end of such quarter (if the fifteenth day falls on a weekend or holiday, reporting will be done on the next following business day). For any quarter after calendar year 1996, Visioneer may submit to Compaq for confirmation on or about the XXXXXXXXXXXX XXXXXXXXX XXXXXXXXX day after the end of such quarter Visioneer's estimates of Royalties and number and category of units of Products shipped during such quarter. Royalties shall be considered earned upon shipment of the Products by Compaq and shall be paid by Compaq in U.S. Dollars. Compaq shall receive credit for all royalties paid with respect to any Products which are returned.

         6.2 In consideration of Compaq's integration, market support, launch efforts, and product support for Visioneer products and technology, charges to Compaq for the Products will be the lesser of XXX of the lowest price charged to any other party under comparable circumstances who is not responsible for support, or XXX of the lowest price charged to any other party under comparable circumstances who is responsible for providing support.

         6.3 Royalties for Upgrades to the PaperPort Product software shall be payable as set forth in Section 6.1 above and shall be the lower of (i) XXX of Visioneer's lowest end user price for such Upgrade then in effect under comparable circumstances, and (ii) XXX of Visioneer's lowest price to distributors for such Upgrade then in effect under comparable circumstances. Compaq shall copy and distribute such Upgrades at its own expense (including diskettes).

         6.4 Compaq shall maintain complete and accurate accounting records, in accordance with sound accounting practices, to support and document all royalty payments. Such records shall be retained for a period of at least three years after the accrual of such payments. Visioneer may retain, at its expense, an independent accounting organization to audit Compaq's records and such independent organization shall have access to such records, upon reasonable notice, solely for the purpose of such audit during normal business hours, for so long as such records are required to be maintained.

7.0 LIMITED EXCLUSIVITY

         7.1 While Compaq meets the necessary sales volumes forecast set forth in Exhibit 6 attached hereto, Visioneer will provide limited exclusivity to Compaq for distribution of the Products as provided in this Section 7.1. The limited exclusivity period shall begin on the Effective Date and end on XXXXXXX (the "Exclusive Period"), unless the scheduled introduction date for the Keyboard Product which is set forth in Exhibit 3 is delayed due to Visioneer's failure to perform its obligations under this Agreement, in which case the ending date of the Exclusive Period shall be extended on a day-to-day basis to reflect such delay. During the Exclusive Period and except as provided below, Visioneer shall not directly or indirectly (to the

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XXX = Confidential Treatment Requested
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extent that indirect distributions may be within its control), permit any personal computer manufacturer (other than Compaq) to sell or distribute for purposes of resale the PaperPort Product software which is bundled with a version of the Keyboard Product developed or licensed by Visioneer, either as integrated with a personal computer or as a stand alone bundled keyboard/scanner and PaperPort Product software product. Nothing herein shall prevent Visioneer during or after the Exclusivity Period from (a) selling its own version of the Keyboard Product under its own name through its sales force or through its distributors or OEM customers (other than directly or indirectly to other personal computer manufacturers as described above), or (b) selling its PaperPort Product (non-keyboard versions) under its own or other names through its sales force or through its distributors or OEM customers (including personal computer system manufacturers).

         7.2 While Compaq meets the necessary sales volume forecast set forth in
Exhibit 6, Compaq will have a XXX day right of first refusal on the distribution of any new release of the Keyboard Product. Visioneer will provide Compaq with at least XXX days prior written notice of any proposed new release of the Keyboard Product by Visioneer or any OEM customer of Visioneer. A "new release" shall not include a version of the Keyboard Product which is different from the previous version only by reason of minor product enhancements not adding to or significantly altering the scanning functionality of the Keyboard Product. (Any such new version which does not qualify as a "new release" will continue to be distributed under the terms applicable to the previous version.) In such notice Visioneer shall propose terms on which Visioneer is willing to permit Compaq to distribute such new release of the Keyboard Product (which shall include an exclusivity period similar to Section 7.1 above and favored pricing terms similar to Sections 6.2 and 6.3 above). If Compaq and Visioneer have not come to agreement on such terms within such XXX day period, Visioneer shall not be restricted from entering into agreements with other personal computer systems manufacturers to distribute and sell such products, provided that such agreements are on terms and conditions no more favorable in the aggregate than those offered to Compaq.

         7.3 In the event that Compaq plans to sell an integrated keyboard/scanner product primarily designed and marketed for use in conjunction with desktop personal computers and using a non-Visioneer scanner subassembly or software during any Exclusivity Period, Compaq agrees to notify Visioneer six months prior to the initial shipment of the non-Visioneer product or promptly upon the execution of an agreement to such effect with a third party, whichever is earlier. Upon such notice the limited exclusivity provisions in Sections 7.1 and 7.2 above and the license provisions in Section 3.3 above shall immediately terminate. Compaq shall not release any such non-Visioneer scanner product until at least 180 days after Compaq's initial commercial shipment of the Keyboard Product.

8.0 PRODUCT SUPPORT BY VISIONEER AND COMPAQ

         8.1 During the Term of this Agreement, Compaq shall, at its own expense, provide First Level Support and Second Level Support to its customers for the Products. Visioneer agrees at its expense to provide assistance to Compaq in providing Second Level Support, as necessary. Visioneer shall at its expense provide Third Level Support to Compaq.

         8.2 The Support Levels shall be as follows:

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XXX = Confidential Treatment Requested
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                  (i) First Level Support: Incoming calls involving setup,
installation and basic Product functionality and/or calls that can be immediately answered and require no callback to the customer. No assistance from the other party is required.

                  (ii) Second Level Support: Incoming calls that involve detailed Product knowledge, problem isolation, or investigation by Customer Service Technicians and require a call-back to the customer. These calls are classified as "cases" and must be tracked until resolved by the technician. Assistance from the other party may be required.

                  (iii) Third Level Support: Calls that have been classified as "cases" and require engineering assistance and resolution from the other party. Resolution may require conference calls between Customer, Compaq and Visioneer.

         8.3 In recognition of Compaq's ongoing commitment to quality, service and support, Visioneer agrees to comply with Compaq's customer support standards and procedures as described in this Section. If Visioneer becomes aware of any Errors in the PaperPort Product software included as part of the Products, or is notified by Compaq of any such Errors, Visioneer shall promptly take appropriate measures to correct such Errors and provide such corrections to Compaq in accordance with the following schedule.

                  (i) Severity "1" Error: Visioneer will make every reasonable effort to respond to Compaq within three working days of receipt of notification, and shall come to closure within an additional five working days. As used herein, closure shall mean a fix has been delivered to Compaq or a plan to fix the Error has been delivered and is reasonably acceptable to Compaq. If requested by Visioneer, the Vice President of Engineering of Visioneer and Compaq's Senior Software Engineering Executive for the Products will meet within such additional five day period to agree on the method for fixing such Error.

                  (ii) Severity "2" Error: Visioneer will respond to Compaq within three working days of receipt of notification, and shall make every reasonable effort to come to closure (as defined above) within an additional ten working days.

                  (iii) Severity "3" Error: Visioneer will use its reasonable efforts to achieve closure in the next scheduled release of the affected program.

                  (iv) Severity "4" Error: Visioneer will use its reasonable efforts to achieve closure in the next scheduled release of the affected program.

         8.4 Visioneer agrees to supply a single point of contact who shall be available to Compaq in matters relating to the Product. Visioneer agrees that such contact will use its reasonable efforts to work with Compaq on any Modifications to the Product necessary to correct problems related to support Compaq hardware and features. Additionally, Visioneer shall use its reasonable efforts to cooperate with Compaq on an ongoing basis to test and modify the Product to the extent necessary to facilitate the automation of Compaq's software preloading and customer set-up/ease of use processes. The initial point of contact is listed in Exhibit 3.

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9.0 TRAINING

         9.1 Visioneer shall, at Visioneer's expense, provide reasonable training to Compaq personnel with respect to the Products to enable them to train Compaq personnel, resellers, and customers to set-up, install, configure and operate the Products and provide such other training and training materials in electronic form to enable Compaq to train Compaq's customers, resellers, and support partners and to otherwise exercise its rights under this Agreement. Visioneer will provide up to four days of training which shall consist of two days of technical training and two days of sales training for Products at no cost to Compaq. Each such training session will consist of one Visioneer trainer in one class teaching no more than 25 Compaq senior technical support or sales people, as the case may be. These senior representatives will be responsible for training and providing training materials to all additional technical support personnel, sales representatives, customers, support organizations and/or resellers. All such training shall be provided during normal business hours in Houston, Texas, and Visioneer agrees to use reasonable efforts to complete such training thirty days prior to the commencement of Compaq's marketing effort for the Products. Additional training for Modifications and/or Upgrades made by Visioneer to the Products during the Term of this Agreement shall also be provided at Visioneer's expense and within a mutually agreed upon time period. Visioneer hereby grants Compaq, and its distributors the unrestricted and royalty free right to use and modify all training materials provided by Visioneer to Compaq for sale and/or use of the Products.

10.0 MARKETING PLANS AND ASSISTANCE

         10.1 The parties shall use reasonable efforts to design, coordinate and implement mutually beneficial marketing strategies and programs, as appropriate, including but not limited to, public relations, advertising, product packaging, trade shows, and seminars for the Products. The parties will share mutually beneficial marketing information as they deem appropriate from time to time.

         10.2 Unless otherwise agreed, the parties will work together to develop a communications strategy to publicly announce the launch of the Products. All press releases regarding the launch of the Products which reference the other party shall be mutually agreed upon.

         10.3 Notwithstanding anything to the contrary, neither party shall have the right or ability to set the other's prices for Products. Each party shall retain complete discretion to set its own prices for its Products.

         10.4 As it deems appropriate, Compaq may provide assistance at Visioneer's request in contacting mutually agreed independent software developers prior to Compaq's introduction of the Products to persuade them to develop software links between their software products and the Products.

         10.5 Compaq will solicit end user product registration information from all customers of the Products in the normal course of its business; all such information is proprietary to Compaq. Where appropriate, Compaq and Visioneer may engage in specialized target marketing of Products to this, or a related, customer base. Compaq may share customer information with

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Visioneer as it deems appropriate to exploit market opportunities. The parties may cooperate on various promotional or marketing opportunities as proposed by either one from time to time that may involve the other's customers.

11.0 INTELLECTUAL PROPERTY

         11.1 Visioneer shall retain full ownership (including all copyrights, patent and trade secret rights) to the Products, subject to Compaq's licenses in Sections 3.0 and 5.0 and to Section 2.2 above. Except as otherwise expressly provided herein, no right, title or interest in or to the intellectual property rights in any Product or any portion thereof is transferred to either party under this Agreement. Except as otherwise explicitly provided, nothing in this Agreement shall grant either party any right, title or interest in the trade names, trademarks, service marks, trade dress, words, symbols, or other marks used, adopted or owned by the other party or in any design patents, design registrations, or the like of the other party (or of any third party from whom such party has acquired license rights) from time to time, either alone or in association with other words or names.

         11.2 Visioneer hereby grants to Compaq a non-exclusive, non-transferable, worldwide, royalty free right to use Visioneer's marks in connection with marketing and distributing the Products. The provisions set forth in Exhibit 8 shall apply to Compaq's use of the marks. Compaq will use commercially reasonable efforts to avoid any action that materially diminishes the value of such marks.

         11.3 All PaperPort Product software distributed by Compaq shall identify Visioneer as the creator of the software on the initial screens. Compaq shall not remove from, cover over or prevent from being displayed the notices of Visioneer's name, copyright, trade secrets and/or proprietary rights notices printed on or included in the Products purchased or licensed hereunder (including screen notices), provided such notices are consistent with industry practice. Compaq will use reasonable efforts to include such restricted rights legends, proprietary notices, copyright or mask work notices, patent markings, and the like as Visioneer requests.

         11.4 The terms of this Agreement and any related Customization Project shall not be construed to limit either party's right to independently develop or acquire products, as long as such development or acquisition is not in violation of the obligations of this Agreement. Further, either party shall be free to use for any purpose (including but not limited to, use in the development, manufacture, marketing, and maintenance of its own products and services) the Residuals resulting from work done under this Agreement. Neither party shall have any obligation to limit or restrict the assignment of any person, who has had access to the information, or to pay royalties for anything resulting from the use of Residuals. However, the foregoing shall not be deemed to grant either party a license under the other party's copyrights or patents.

12.0 CONFIDENTIALITY

         12.1 The parties have entered into various confidentiality and nondisclosure agreements ("NDA(s)"). Without limiting the enforceability of any of these NDAs, the parties agree that all information received from the other and designated in writing as "confidential" or "proprietary" ("Confidential Information") shall be subject to the following minimum protections, in addition to

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those contained in any applicable NDA. Each party agrees that it will treat the other party's Confidential Information with at least the same degree of care as it would its own proprietary informa tion. In addition, each party hereto acknowledges the other party's representation that the other's Confidential Information constitutes valuable proprietary and confidential information, and agrees to (i) retain such Confidential Information in confidence for a period of three years from its disclosure, (ii) restrict the use of and access of such Confidential Information to its employees and subcontractors to whom disclosure is necessary in connection with the performance required by this Agreement,
(iii) appropriately bind each employee or subcontractor to whom any such disclosure is made to hold such Confidential Information in confidence, and (iv) not sell, lease, transfer or otherwise disclose such Confidential Information to any third party except as specifically permitted by this Agreement or the relevant NDA.

         12.2 Neither party shall disclose the terms and conditions of this Agreement without the prior written approval of the other party, except as provided below or as may be required by law or regulation in the opinion of its counsel. Where written approval is obtained, disclosure shall be limited to the subject matter approved. Approval to disclose any party of this Agreement shall not constitute approval to disclose any other part of this Agreement. Subject to an appropriate non-disclosure agreement, either party may disclose the substance of the non-financial terms of this Agreement to actual and potential business partners and investors as reasonably necessary, provided that Visioneer shall not disclose the financial terms of this Agreement to any other personal computer systems manufacturer without Compaq's prior written consent. Notwithstanding the foregoing, either party may disclose the terms of this Agreement to its legal and financial advisors and Board of Directors.

13.0 LIMITED WARRANTIES AND DISCLAIMERS

         13.1 Visioneer represents and warrants that (1) it has the right and authority to enter into this Agreement and to perform its obligations hereunder,
(2) it has the right to grant the intellectual property rights granted to Compaq in this Agreement, and (3) the PaperPort Product software conforms to its specification.

         13.3 THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION ARE IN LIEU OF ANY OTHER WARRANTIES. VISIONEER HEREBY DISCLAIMS AND NEGATES ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.0 INDEMNITIES

         14.1 Subject to Section 15.1 below, Visioneer, shall defend, indemnify, and hold Compaq harmless from and against any and all claims, actions, costs, expenses, damages, judgments, or settlement, including reasonable attorney's fees and expenses, resulting from any third party claim against Compaq alleging that the Products, Deliverables, Documentation or Manufacturing Information furnished under this Agreement infringe any patent, copyright, trade secret, trademark or any other intellectual property right of any third party, provided that Visioneer is promptly notified in writing of such claim and permitted to defend and settle such claim and provided further that such claim does not relate to any modification to the Products made by Compaq or its keyboard manufacturer which were made without Visioneer's consent as required in Section 4.4 of this Agreement. If a final injunction issues against Compaq's use of any of the foregoing products or licenses, Visioneer shall, at its expense, use commercially reasonable efforts to obtain the right to continue using such products or licenses or modify the same, as the case may be, to be non-infringing.

15.0 LIMITATIONS OF LIABILITY

         15.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOST BUSINESS, LOST REPUTATION, OR ANY OTHER INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES FOR ANY REASON WHATSOEVER, WHETHER RESULTING FROM BREACH OF WARRANTY, BREACH OR REPUDIATION OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OTHER TORT LIABILITY, STATUTORY LIABILITY, OR THE LIKE. THIS LIMITATION SHALL NOT APPLY TO COMPAQ'S EXPENSES ARISING FROM THIRD PARTY CLAIMS IDENTIFIED UNDER SECTION 14.0, INCLUDING DAMAGES, FEES AND COST AWARDED TO SUCH THIRD PARTIES, SETTLEMENTS AND COMPAQ'S OTHER COSTS OR EXPENSES AS IDENTIFIED IN
SECTION 14.0. EXCEPT FOR VISIONEER'S LIABILITY UNDER SECTION 14.0, VISIONEER'S TOTAL LIABILITY TO COMPAQ UNDER THIS AGREEMENT SHALL NOT EXCEED AMOUNTS PAID BY COMPAQ TO VISIONEER.

16.0 ERM AND TERMINATION

         16.1 Unless earlier terminated in accordance with the terms of Sections
16.2 or 16.3 of this Agreement, the term of this Agreement shall begin on the Effective Date and shall remain in force and effect for a period of XXXXX years from and after the Effective Date and, unless notice of nonrenewal is timely given in accordance with Section 16.2, shall thereafter automatically be extended and renewed for additional one year periods on a year-to-year basis.

         16.2 If either party decides not to renew this Agreement, then it shall send a written notice of its decision not to renew to the other party at least sixty days before the end of the then current effective period (whether at the end of the initial XXXXX year period or a subsequent one year period). In that event, then this Agreement shall, subject to the provisions of Section 17.0 below, automatically expire at the end of the then current term. Such a notice of nonrenewal may be sent with or without cause.

         16.3 Subject to the provisions of Section 17.0 below, either party may terminate this Agreement for cause only as follows: Upon a material default by the other party, the non-defaulting party may send a detailed, written notice describing the default and the steps required for cure. If the default nonetheless remains uncured for thirty days after the defaulting party's receipt of such notice, then the non-defaulting party may terminate this Agreement by sending a written notice of termination, with such termination to be effective immediately upon its receipt by the defaulting party.

         16.4 This Section 16.0 states the exclusive bases for termination of this Agreement.

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17.0     EFFECTS OF TERMINATION

         17.1 Sections 2.2, 6.4, 11.0, 12.0, 13.0, 14.0, 15.0, 16.0, 17.0 and
19.0 shall survive any termination or expiration of this Agreement. In addition,
Section 8.0 shall survive for a period of three years following Compaq's withdrawal of the Keyboard Product from marketing.

18.0 ESCROW AGREEMENT

         18.1 Visioneer will, within sixty (60) days after the Effective Date, place Source Code, Object Code and Application Program Interfaces ("APIs"), along with currently available documentation for each of the foregoing, for all of the Products in escrow with Data Securities International ("Escrow Agent") under the terms of the escrow agreement attached hereto as Exhibit 9. The contents of the escrow account shall be updated concurrently with each new Upgrade or Modification version of the Products.

         18.2 Compaq may gain access to the APIs, Source Code and all other documentation for the Products held by the Escrow Agent under any of the following circumstance: (a) Visioneer is unable to reach closure on a Severity 1 or 2 Level Error, as defined in Section 8.3, within five business days of the time allotted in that Section; or (b) Visioneer materially breaches this Agreement and has not cured such breach within the time period described in
Section 16.3, or (c) Visioneer ceases operations. If the circumstance giving rise to Compaq's request for access to the Source Code and related information no longer exists (e.g., a mutually satisfactory plan for correcting the Error has been reached) prior to Compaq's obtaining access to the Source Code, Compaq shall withdraw its request by written notice to the Escrow Agent.

         18.3 Compaq shall only use the escrowed materials for the purpose of fixing errors and performing ongoing customer support concerning the PaperPort Product software. If the condition giving rise to Compaq's access to the Source Code has been corrected, Compaq shall return the Source Code and related materials to escrow.

19.0 MISCELLANEOUS

         19.1 Except for such sublicenses or transfers as may be allowed by this Agreement, this Agreement is personal to the parties and neither party may sell, transfer or assign this Agreement, in whole or in part, or any of that party's rights or obligations hereunder, except (i) with the prior written consent of the other party, which consent shall not be unreasonably withheld, or (ii) pursuant to the acquisition of a party by a third party by way of merger, sale of assets or otherwise where the third party agrees in writing to be bound by this Agreement.

         19.2 Neither party shall be liable for any delay in or failure of performance under this Agreement resulting from events beyond its reasonable control, so long as the effect of such event continues, including but not limited to the following: hurricanes, tornadoes, earthquakes, floods, fires, explosions, epidemics, power failures, communication system failures, strikes, riots, wars or civil insurrections, acts of God, governmental regulations or laws imposed after the Effective Date, and so forth; provided, however, that a party subject to any such force majeure shall promptly give the other written notice thereof and shall use reasonable efforts to remove or rectify any such force majeure.

         19.3 No amendment, modification, addition, or deletion to this Agreement shall be effective unless it is in writing and signed by both parties.

         19.4 No delay of either party in enforcing any right or remedy accorded to it or which it may be or become entitled to have or exercise hereunder, nor any number of recoveries thereon, shall affect, diminish, suspend, waive or exhaust any such rights or remedies or any other similar or dissimilar rights or remedies which might be available otherwise to it.

         19.5 No waiver by either party of any default or breach of any provision of this Agreement to be kept or performed by the other shall be construed to be a waiver of any subsequent or succeeding default or breach of the same or of any other provision hereof.

         19.6 All notices and any other communications hereunder shall be considered as having been given or made, and shall be effective, upon the earlier of actual receipt thereof or five days after a party's depositing the same with the United States Postal Service, with adequate first class postage affixed and addressed to the other party as follows:

                 To Compaq:            Compaq Computer Corporation
                                       20555 SH 249
                                       Houston, Texas 77070
                                       MS 110701
                                       Attention: Legal Department

                 To Visioneer:         Visioneer Communications, Inc.
                                       2860 West Bayshore Road
                                       Palo Alto, CA  94303
                                       Attention: President

or to such other address or addresses as such party may designate in writing from time to time; provided, that notice of change of address shall never be effective until actually received. Copies of all notices shall be sent by fax to the other party at the same time they are mailed.

         19.7 With respect to the other party, each party shall be considered an "independent contractor" and all persons employed by each party in its operations contemplated under this Agreement are not, and shall never be considered for any purpose to be, agents or employees of the other party. Neither party nor any of their respective employees shall have any authority hereunder to make or enter into any agreement on behalf of the other party.

         19.8 The parties shall comply with all applicable federal, state, and local laws, including but not limited to any and all export regulations.

         19.9 This Agreement and the parties' relationship shall be governed by California law. The prevailing party in any litigation shall be entitled to recover its attorneys' fees and costs in addition to any other relief it may be awarded.

         19.10 There are no third party beneficiaries of this Agreement. No person not a party to this Agreement shall have or acquire any rights by reason of this Agreement, nor shall either party have any liabilities or obligations to any such third party.

         19.11 This Agreement and the NDAs referred to herein constitute the sole and entire Agreement between the parties regarding the subject matter hereof. This Agreement replaces and supersedes any and all previous or contemporaneous statements, representations, understandings, and agreements regarding the subject matter hereof, whether written or oral, between the parties hereto, including the February 2, 1995 Letter Agreement and the February 10, 1995 Letter of Intent between them.

         19.12 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         9. Exhibits

                  The following Exhibits are attached to this Agreement:

         Exhibit 1                            Keyboard Product Description
         Exhibit 2                            PaperPort Product Software Description
         Exhibit 3                            Initial Customization Project
         Exhibit 4                            Compaq Standard License Agreement
         Exhibit 5                            Royalty Schedule
         Exhibit 6                            Sales Volume Forecast
         Exhibit 7                            Manufacturing Information
         Exhibit 8                            Restrictions On Trademark Use
         Exhibit 9                            Escrow Agreement

COMPAQ COMPUTER CORPORATION                   VISIONEER COMMUNICATIONS, INC.

By:______________________________             By:______________________________

Name:____________________________             Name:____________________________

Title:___________________________             Title:___________________________

                                    EXHIBIT 1

                          KEYBOARD PRODUCT DESCRIPTION

                                    OVERVIEW

The following description outlines the features and functions of an Integrated input device combining a scanner (PaperPort) and a standard keyboard (XXXXX) to create a device for inputting typed data as well as paper based information into personal computers.

1.0 INDUSTRIAL DESIGN

The keyboard product will be designed to be visually compatible with present and future Compaq products as specified by Compaq. (See attached design drawing).

2.0 XXXX KEYBOARD ASSEMBLY

Compaq has selected the XXXXX keyboard assembly for the Keyboard product. The keyboard assembly will be designed and engineered working from the basic technology and designs of the existing XXX product with little to no modifications. This product is to comply with the Compaq design requirements and specifications. (See specification XXXX (Keyboard Scanner) and XXXX (OptionKit).

3.0 SCANNER ASSEMBLY

The scanner module will be designed and engineered working from the basic technology and designs of the existing Visioneer PaperPort product. The mechanics will be slightly modified to accommodate the keyboard physical dimensions and will include the following components:

         XXXXX

         XXXXX

         XXXXX

         XXXXX

         XXXXX

         XXXXX

(For specific functional information both mechanical and electrical refer to the Visioneer Electrical Specification and the Visioneer Product Design Specification.)

4.0 USER INTERFACE

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The Keyboard will have the following primary interfaces to the user.

         4.1 STANDARD KEYBOARD KEYSWITCHS

         Per the XXXX Keyboard Specification and Compaq XXXX requirements.

         4.2 DATA/POWER INTERFACE CABLE

         The Keyboard will have a single cable exiting the enclosure at a standard length of XX feet minimum which will have XXX separate connections positioned at the end of the cable closest to the CPU. The first of the XXX connections is a standard XXX keyboard connector, the second will be a XXX serial connector, and the third will be a receptacle which accepts the plug from the power adapter.

         4.3 DOCUMENT INSERTION PATH

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         4.4 OPERATOR BUTTON

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         4.5 PAPER RETURN COVER

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

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         4.6 TILT FEET

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         4.7 WALL MOUNT POWER ADAPTER

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

5.0 REFERENCE DOCUMENTS

         Visioneer Electrical Design Specification

         Visioneer Product Design Specification

         Visioneer Software Design Specification

         Compaq Keyboard Specification

         Visioneer Bill of Materials

6.0 FURTHER SPECIFICATIONS TO BE DEFINED

         6.1      Logo definition and placement

         6.2      Labeling for:  Agency, serialization, spares etc.

         6.3      User Warning label

         6.4      Safety and Comfort Guide

         6.5      Packaging

         6.6 Test process, procedures, and requirements for the Scanner Module as delivered to keyboard supplier XXXXX.

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                                    EXHIBIT 2

                     PAPERPORT PRODUCT SOFTWARE DESCRIPTION

This Exhibit defines the software and documentation which makes up the Software Product to be delivered by Visioneer to Compaq.

1.       Definitions

         1.1      Software Product

                  The Software Product is defined as including, but not limited to, all functionality in the reference version, plus all additions and less all deletions as listed in this Exhibit. The reference version of the software product is XXXXXXXXXX.

         1.3      Documentation

                  The printed documentation is defined to be the electronic form of the paper documentation associated with the software product. Documentation is to be delivered in Visioneer's existing electronic format XXXXXXXXXXXXX. Compaq assumes the responsibility of adapting these electronic files to Compaq's publications tools, as well as adapting publications content to its needs. Visioneer retains the right to review and comment on final versions of the documentation, with sufficient lead time to effect proper review and modification as necessary.

2.       System Requirements

         The Software Product will function correctly in all of the following computer environments. Certain functions in the Software Product may not be functional without certain system hardware or software available. Those functions will be determined by mutual agreement between Compaq and Visioneer.

         2.1      XXXXXXXXX

                  2.1(a)   System Software

                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  2.1(b)   System Hardware

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                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  2.1(c)   Minimum Hardware

                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  2.1(c)   Supported Hardware

                           As defined in paragraph 7.4, Compaq will supply Visioneer with the model name (or internal code name) and one pilot version of each computer system which must be supported. These configurations will be limited to systems manufactured and sold by Compaq. Although Visioneer will take no steps to restrict functionality on other systems, there is no specific requirement to test the Software Product on other systems.

3.       Software Product Features

         Compaq is responsible for modification of all associated electronic and printed documentation.

         3.1      Localization

                  The Software Product will be provided to Compaq localized in XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX are to be determined and expenses and payments are to be negotiated by the parties in good faith.

         3.2      Logos and Trademarks

                  The product name is to be determined but shall prominently display "PaperPort." The Software Product will include Visioneer's product labels and logos, including the product name stem "PaperPort," the company name "Visioneer," the iconographic "V" used in the program icon and preferences icon, and the icon for "max" files created by the software product in a manner identical or similar to the reference version. Visioneer will consider in good faith requests by Compaq to include Compaq logos and trademarks in the Software Product.

                  3.2.1    Splashscreen and About Box

                           The splashscreen is the graphic that displays during the interval that the software product is loading into memory. The about box is the graphic that is shown when the user selects "About PaperPort" from the help menu item. Compaq will supply Visioneer with a bitmap to be used in the "splashscreen" and "about box" of the product. The splashscreen shall conform to the same color palette and dimensions as the reference version.

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The about box shall be modified in a similar fashion. The suitability of the bitmaps will be mutually agreed.

                  3.2.2    Contacting Visioneer

                           The menu item and screen referring to "contacting Visioneer" under the help menu shall be deleted.

                  3.2.3 References in "One Minute Guide" and online help These references will be modified to reflect the proper name of the hardware product.

         3.3      XXX Features

                  The Software Product will include an XXX capability that is either identical, equivalent in functionality and performance, or improved compared to the reference version.

                  3.3(a)   XXX Localization

                           Visioneer will localize the user interface required by the XXXXXXX and provide localized recognition in that language in coordination with the localization of the rest of the Software Product.

                  3.4      Registration

                           Registration screens will be deleted from the software product.

                  3.5      Deleted features

                           For the Compaq version, the following features present in the references release will be removed or disabled:
                           Pre-configured calibration.

                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         3.6      Additional features

                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

4.       Installation

         XXXXXXXXXXXXXXXXXXXXXXXXXXXXX. Compaq will adapt this product as necessary to work correctly in pre-installed hard disk configurations.

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5.       Links

         5a. The Software Product will include the following PaperPort links in addition to those included in the reference version, provided that versions of these application programs can be provided to Visioneer as specified in Section 7 below:

                           XXXXXXXXXXXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXXXXXXXXXXXX

         5b.      Cooperative work on additional links

                  Compaq and Visioneer agree to make reasonable efforts to influence the following software vendors to modify their products to work with PaperPort, and/or to provide PaperPort links with their products. In the event that links are available to these products by the start of the beta test period, they will be included in the Software Product. It is not intended that this list be construed to exclude other software vendors.

                           XXXXXXXX
                           XXXXXXXX

6.       Delivered Materials

         Visioneer will deliver a single copy of the software product in binary form on diskettes for each localized version. Compaq will be responsible for final packaging, duplication, and labeling of the software product. Compaq will be responsible for the adaptation and duplication of printed documentation as appropriate.

7.       Preliminary Development Schedule and Deliverables

         7.1      Start of project TBD

                  The specifications in this exhibit are accepted by both parties, and the proper authorizations for project start have been signed off.

         7.2      Delivery of beta version of references product XXXXXX

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                  On or before this date, Visioneer will provide Compaq with developmental version of the Software Product. This version does not necessarily include customizations or adaptations as specified in this exhibit. This version is XXXX only.

         7.3      Delivery of customization materials XXXX

                  Compaq delivers to Visioneer the final splashscreen and other artwork, logos, product and trade names as specified in this exhibit. Compaq delivers to Visioneer developmental versions of all linked applications as specified in Section 5a.

         7.4      Delivery of Supported hardware XXXX

                  Compaq delivers to Visioneer at least one comparable system configuration that Visioneer must support.

         7.5      Delivery of Alpha test product XXXX

                  Visioneer has implemented all functionality as specified in this exhibit. This is equivalent to Visioneer's XXXX releases with the addition of Compaq custom features as specified in this exhibit.

         7.6      Delivery of fully-functional versions of linked products XXXX

                  Compaq delivers to Visioneer developmental versions of all linked applications as specified in section 5a.

         7.7      Delivery of Beta test product XXXX

                  Visioneer has implemented all functionality and removed defects as specified in this exhibit. However, to this point all testing has been on the reference version of Visioneer's XXXX hardware, rather than the actual keyboard scanner. Beginning with this delivery:

                  Visioneer will make available approximately weekly updates of the Software Product, defect reports, test reports and updated test scripts to Compaq. Test reports will include Visioneer's regularly generated information on what defects were found and fixed.

         7.8      External beta begins XXXX

                  Compaq may begin to distribute the Software Product to third parties for external Beta testing. Compaq will provide Visioneer with detailed reports on external beta testing experience, including number and description of sites, qualitative comments from users, and defect reports.

         7.9      Beta test complete XXXX

                  The Beta testing phase for the Software Product is completed. All critical and serious defects, if not fixed, must be resolved by mutual agreement between Compaq and Visioneer.

         7.10     Begin code freeze XXXX

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                  The Software Product enters into a XXXX code freeze period.
                  Any changes made to the Software Product after this point must be mutually agreed to by Compaq and Visioneer.

         7.11     XXXX Golden master released to Compaq

                  Compaq receives golden master while Visioneer continues to regression test frozen version though XXXX.

         7.12     Not to exceed XX days after 7.11 - XXX Gold Delivery

                  Compaq determines if all XXX versions of the Software Product are accepted.

8.0      Infrastructure and process

         Visioneer and Compaq agree to institute technical infrastructure, including but not limited to XXXXXX, that will facilitate smooth interaction during the development and test phases of this project.

         Visioneer and Compaq agree to designate a project manager who is authorized to speak authoritatively for their respective company on all matters related to interpretation and modification of this exhibit. These project managers will confer at least weekly by telephone and monthly in person on all outstanding issues.

         Compaq will provide Visioneer with a list of all of their products on which the software product is supported. Compaq will provide at least one unit of each of these configurations to Visioneer on loan for the duration of this agreement.

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                                    EXHIBIT 3

                          INITIAL CUSTOMIZATION PROJECT

                 WORK PLAN FOR INTEGRATED COMPAQ KEYBOARD DESIGN

FUNCTION:         INDUSTRIAL DESIGN:                        MECHANICAL DESIGN:

DESCRIPTION:      Phase 1 (2) Concept Designs               Mechanical concepts
                  (2 different designs)                     Mechanical layouts
                  Phase 1 (2) Concept Models
                  (1 model for each design)

DELIVERABLES:     (*)Concept models - two (2) units         Mechanical design
                     (i.e., non-working mock-ups)           (i.e., drawings)
                  (*) includes Industrial  and Mechanical Designs Supported
                  Documentation

SCHEDULE:         completed by XXX             completed by XXX

         PAYMENT TERMS: Compaq agrees to reimburse Visioneer's actual expenses for engineering and consulting fees payable to third parties in connection with this project statement up to the amount of XXXXXXXXXXXXXXXXXXXXXXXXXXX. In addition, Compaq will pay XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX to cover Visioneer's internal development resources and will reimburse actual travel expenses provided they comply with the guidelines outlined below. These amounts will become payable as follows: (1) XXXXXXXXXXXXXXXXXXX of the estimated total expenses upon execution of the Letter Agreement dated February 2, 1995 ("Letter Agreement"), and (2) the remainder of the actual amounts payable, up to the specified limits, upon Compaq's acceptance of the final deliverables described above.

         Invoicing: Payments due to Visioneer for this Customization Project shall be invoiced to Compaq not later than the thirty (30) days following the date on which the work was performed and accepted. Any such invoice shall be payable net forty-five (45) days following its receipt by Compaq. Each such invoice shall identify this contract and separately enumerate the basis for payment and its calculation (i.e., "payment due upon contract signing" or the tasks performed). Each invoice shall be subject to verification by Compaq's representatives with regards to the accuracy of the amount invoiced for work performed and expense reimbursements shall be supported by appropriate receipts . Invoices shall be submitted in duplicate to the person for whom Visioneer is working, c/o Compaq Computer Corporation, P. O. Box 629000, Houston, Texas, 77269-2000.

                  Travel Expenses: Reimbursement charges for pre-approved travel expense shall be separately invoiced by Visioneer monthly at the same time it shall invoices Compaq for work performed under this Customization Project. Travel expense invoices shall

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         separately enumerate each such expense actually incurred, and shall be accompanied by such documentation as shall be reasonably necessary to verify the amount, date, and nature of each such expense, including all receipts. Upon request, Visioneer shall provide additional documentation in the form of receipts, vouchers, invoices, and the like that pertain to and further substantiate and verify any such travel expense, and the receipt thereof by Compaq, when requested, shall be a condition precedent to payment. To be considered reimbursable hereunder, travel expenses must also comply with the following conditions:

         Airfare: Coach only. Any upgrades must be approved prior to finalization of flight reservation.

         Lodging: Single or double occupancy only. Any upgrades must be approved prior to finalization of room reservation.

         Food: Receipts for all charges should be provided. No liquor or guest charges will be accepted, unless approved by a Compaq representative.

         Entertainment: All anticipated charges should be approved by Compaq representative.

         Other than the above, no expenses of Visioneer incurred or arising out of the work performed under this Letter Agreement shall be reimbursable.

         If the parties enter into a comprehensive agreement in regard to the subject products, then all payments made by Compaq under this Letter Agreement shall be treated as advances against future payments due thereunder and credited against amounts that may become payable by Compaq to Visioneer under any such comprehensive agreement.

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                             COMPREHENSIVE AGREEMENT
                           NRE DEVELOPMENT ACTIVITIES

                                       FOR
                        INTEGRATED COMPAQ KEYBOARD DESIGN

FUNCTION:         Industrial Design                Mechanical Design

DESCRIPTION:      Phase II Design Completion       Complete detailed designs of
                  (1) Design fully  detailed       Compaq specific parts

DELIVERABLES:     Fully detailed hard model        3-D geometry files
                  Final control drawings           Detailed parts drawings

TOTAL PROJECT NRE SPENDING SUMMARY

                            (Phase I)                    (Phase II)
                      Initial Customization Project     Comprehensive Agreement

Industrial Design            XXXXXX                         XXXXXX
Mechanical Design            XXXXXX                              X
Visioneer Resources          XXXXXX                              X

                            XXXXXXX                         XXXXXX

Incurred Travel              XXXXXX
Phase I                     XXXXXXX
Phase II Exp.                XXXXXX

TOTAL                      XXXXXXXX

Original Estimate          XXXXXXXX

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                                    EXHIBIT 4

                        Compaq Standard License Agreement
                      PROGRAM LICENSE AGREEMENT FOR U.S.A.

PLEASE REVIEW THE FOLLOWING TERMS AND CONDITIONS CAREFULLY BEFORE OPENING THIS PACKAGE. BY OPENING THIS PACKAGE, YOU INDICATE YOUR ACCEPTANCE OF SUCH TERMS AND CONDITIONS. IN THE EVENT THAT YOU DO NOT AGREE TO THESE TERMS AND CONDITIONS, YOU SHOULD PROMPTLY RETURN THE PACKAGE UNOPENED. YOUR MONEY WILL BE REFUNDED.

Pursuant to this Agreement, you may: (a) use the programs on a single computer;
(b) copy the programs into any computer in readable or printed form for back-up or modification purposes in support of your use of the programs (certain programs, however, may include mechanisms to limit or inhibit copying; they are marked "copy protected); (c) modify the programs and/or merge it into another program for your use on the single computer; and (d) transfer the programs and license to another party if the other party agrees to accept the terms and conditions of this Agreement.

Any portion of these programs merged into another program will continue to be subject to the terms and conditions of this Agreement. If you transfer the programs to another party, you must at the same time either transfer all copies whether in printed or computer readable form to the same party or destroy any copies not transferred, including all modifications and portions of the programs contained or merged into other programs. You must also reproduce and include the copyright notice on any copy, modification, or portion merged into another program.

YOU MAY NOT USE, COPY, MODIFY, OR TRANSFER THE PROGRAMS OR ANY COPY, MODIFICATION, OR MERGED PORTION, IN WHOLE OR PART, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. IF YOU TRANSFER POSSESSION OF ANY COPY, MODIFICATION, OR MERGED PORTION OF THE PROGRAMS TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

If the SOFTWARE package contains both 3-1/2-inch and 5-1/4-inch diskettes, then you may use only the diskettes appropriate for your single-user computer. You may not use the other diskettes on another computer or loan, rent, lease, or transfer them to another user except as part of the permanent transfer (as provided above) of all SOFTWARE and written materials.

TERM

The license is effective until terminated. You may terminate it at any other time by destroying the programs together with all copies, modifications and merged portions in any form. It will also terminate upon conditions set forth elsewhere in this Agreement or if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the programs together with all copies, modifications, and merged portions in any form.

LIMITED WARRANTY AND REMEDIES

Compaq Computer Corporation warrants the diskette(s) on which the programs are furnished, to be free from defects in materials and workmanship under normal use for a period of one year from the date of delivery to you as evidenced by a copy of your receipt. This warranty is limited to the original purchaser and is not transferable.

During the one year warranty period, Compaq will (1) replace any diskette not meeting the foregoing warranty and which is returned to Compaq or an Authorized Compaq Computer Reseller ("Authorized Reseller") with a copy of your receipt; or
(2) if Compaq or the Authorized Reseller is unable to deliver a replacement diskette which is free of defects in materials or workmanship, you may terminate this Agreement by returning the programs and your money will be refunded.

THE FOREGOING WARRANTY DOES NOT EXTEND TO ANY DISKETTE WHICH HAS BEEN DAMAGED AS A RESULT OF ACCIDENT, MISUSE, ABUSE, OR AS A RESULT OF SERVICE OR MODIFICATION BY ANYONE OTHER THAN COMPAQ OR AN AUTHORIZED RESELLER.

EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THESE PROGRAMS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND COMPAQ AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES NOT STATED HEREIN. YOU ASSUME THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PROGRAMS. SHOULD THE PROGRAMS PROVE DEFECTIVE, YOU -- AND NOT COMPAQ OR ITS SUPPLIERS OR AN AUTHORIZED RESELLER -- ASSUME THE ENTIRE COST OF NECESSARY SERVICING, REPAIR, OR CORRECTION. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

Some of the programs contained on these diskettes have been optimized to run on Compaq-specific hardware. Therefore, some of the programs on these diskettes may not run as effectively or may cause errors in data or operation when this software is loaded on non-Compaq products. Compaq does not warrant that the functions contained in the programs will meet your requirements or that the operation of the programs will be uninterrupted or error-free. You assume responsibility for the selection of the programs and hardware to achieve your intended results; and for the installation, use and results obtained from the programs.

YOUR SOLE REMEDIES AND THE ENTIRE LIABILITY OF COMPAQ COMPUTER CORPORATION AND ITS SUPPLIERS ARE SET FORTH ABOVE. IN NO EVENT WILL COMPAQ OR ITS SUPPLIERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY DAMAGES, INCLUDING ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING OUT OF USE OF OR INABILITY TO USE SUCH PROGRAMS.

SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR CONSUMER PRODUCTS, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU.

GENERAL

You may not sublicense, assign, or transfer the license or the programs except as expressly provided in this Agreement. Any attempt to otherwise sublicense, assign, or transfer any of the rights, duties, or obligations hereunder is null and void.

If you have any questions concerning this Agreement, including warranty service, you should contact Compaq Computer Corporation, P.O. Box 692000, Houston, Texas 77269-2000.

This Agreement will be governed by the laws of the State of Texas.

YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS: YOU FURTHER AGREE IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US WHICH SUPERCEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN AND ANY OTHER COMMUNICATIONS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

U.S. GOVERNMENT RESTRICTED RIGHTS

This program and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subdivision (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.22 7-7013. Contractor/manufacturer is Compaq Computer Corporation, 20555 SH 249, Houston, Texas 77070.

                       PROGRAM LICENSE AGREEMENT FOR U.K.

1.1 PLEASE REVIEW THE FOLLOWING TERMS AND CONDITIONS CAREFULLY BEFORE OPENING THIS PACKAGE. BY OPENING THIS PACKAGE, YOU INDICATE YOUR ACCEPTANCE OF SUCH TERMS AND CONDITIONS. IN THE EVENT THAT YOU DO NOT AGREE TO THESE TERMS AND CONDITIONS, YOU SHOULD PROMPTLY RETURN THE PACKAGE UNOPENED. YOUR MONEY WILL BE REFUNDED.

1.2 "The Programs" means "the software programs stored on the diskettes in this package."

1.3 Pursuant to this Agreement, you may: (a) use the programs on a single computer; (b) copy the programs into any computer in readable or printed form for back-up or modification purposes in support of your use of the programs (certain programs, however, may include mechanisms to limit or inhibit copying; they are marked "copy protected"); (c) modify the programs and/or merge it into another program for your use on the single computer; and (d) transfer the programs and license to another party if the other party agrees to accept the terms and conditions of this Agreement.

1.4 Any portion of these programs merged into another program will continue to be subject to the terms and conditions of this Agreement. If you transfer the programs to another party, you must at the same time either transfer all copies whether in printed or computer readable form to the same party and destroy any copies not transferred, including all modifications and portions of the programs contained or merged into other programs. You must also reproduce and include the copyright notice on any copy, modification, or portion merged into another program.

1.5 YOU MAY NOT USE, COPY, MODIFY, OR TRANSFER THE PROGRAMS OR ANY COPY, MODIFICATION, OR MERGED PORTION, IN WHOLE OR PART, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. IF YOU TRANSFER POSSESSION OF ANY COPY, MODIFICATION, OR MERGED PORTION OF THE PROGRAMS TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

1.6 If the SOFTWARE package contains both 3-1/2-inch and 5-1/4-inch diskettes, then you may use only the diskettes appropriate for your single-user computer. You may not use the other diskettes on another computer or loan, rent, lease or transfer them to another user except as part of the permanent transfer (as provided above) of all SOFTWARE and written materials.

2.0      TERM

2.1 The license is effective until terminated. You may terminate it at any other time by destroying the programs together with all copies, modifications and merged portions in any form. It will also terminate upon conditions set forth elsewhere in this Agreement or if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the programs together with all copies, modifications, and merged portions in any form.

3.0      LIMITED WARRANTY AND REMEDIES

3.1 Compaq Computer Corporation warrants the diskette(s) on which the programs are furnished, to be free from defects in materials and workmanship under normal use for a period of one year from the date of delivery to you as evidenced by a copy of your receipt. This warranty is limited to the original purchaser and is not transferable.

3.2 During the one year warranty period, Compaq will (1) replace any diskette not meeting the foregoing warranty and which is returned to Compaq or an Authorized Compaq Computer Reseller ("Authorized Reseller") with a copy of your receipt; or (2) if Compaq or the Authorized Reseller is unable to deliver a replacement diskette which is free of defects in materials or workmanship, you may terminate this Agreement by returning the programs and your money will be refunded.

3.3 THE FOREGOING WARRANTY DOES NOT EXTEND TO ANY DISKETTE WHICH HAS BEEN DAMAGED AS A RESULT OF ACCIDENT, MISUSE, ABUSE, OR AS A RESULT OF SERVICE OR MODIFICATION BY ANYONE OTHER THAN COMPAQ OR AN AUTHORIZED RESELLER.

3.4 EXCEPT AS EXPRESSLY SET FORTH ABOVE, OR AS REQUIRED BY STATUTE, NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THESE PROGRAMS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND COMPAQ AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES NOT STATED HEREIN. YOU ASSUME THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PROGRAMS. SHOULD THE PROGRAMS PROVE DEFECTIVE, YOU -- AND NOT COMPAQ OR ITS SUPPLIERS OR AN AUTHORIZED RESELLER -- ASSUME THE ENTIRE COST OF NECESSARY SERVICING, REPAIR, OR CORRECTION.

35. Some of the programs contained on these diskettes have been optimized to run on Compaq-specific hardware. Therefore, some of the programs on these diskettes may not run as effectively or may cause errors in data or operation when this software is loaded on non-Compaq products. Compaq does not warrant that the functions contained in the programs will meet your requirements or that the operation of the programs will be uninterrupted or error-free. You assume responsibility for the selection or the programs and hardware to achieve your intended results; and for the installation, use and results obtained from the programs.

36. YOUR SOLE REMEDIES AND THE ENTIRE LIABILITY OF COMPAQ COMPUTER CORPORATION AND ITS SUPPLIERS ARE SET FORTH HEREIN. IN NO EVENT WILL COMPAQ OR ITS SUPPLIERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY DAMAGES, INCLUDING ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING OUT OF USE OF OR INABILITY TO USE SUCH PROGRAMS EXCEPT IN RESPECT OF INJURY (INCLUDING DEATH) TO ANY PERSON CAUSED BY COMPAQ'S NEGLIGENCE.

4.0      GENERAL

4.1 If any provision of this License is declared void or unenforceable by any judicial or administrative authority, this shall not nullify the remaining provisions of the License which shall remain in full force and effect.

4.2 You may not sublicense, assign, or transfer the license or the programs except as expressly provided in this Agreement. Any attempt to otherwise sublicense, assign, or transfer any of the rights, duties, or obligations hereunder is null and void.

4.3 If you have any questions concerning this Agreement, including warranty service, you should contact Compaq Computer Limited, Hotham House, 1 Heron Square, Richmond, Surrey TW9 1EJ.

4.4 This Agreement will be governed and construed in accordance with the laws of England.

4.5 YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US WHICH SUPERCEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN AND ANY OTHER COMMUNICATIONS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

This license agreement applicable outside United States and its territories.

                                     -29A-

                                    EXHIBIT 5

                                ROYALTY SCHEDULE

A.       Integrated Keyboard

Volume                     Per Unit Royalty

   XXXXXXXXXX              XXXXXX
XXXXXXXXXXXXX              XXXXXX
XXXXXXXXXXXXX              XXXXXX

B.       Standalone Keyboard

Volume                     Per Unit Royalty

   XXXXXXXXXX              XXXXXX
XXXXXXXXXXXXX              XXXXXX
XXXXXXXXXXXXX              XXXXXX
XXXXXXXXXXXXX              XXXXXX

Other:

1. When Compaq achieves XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXX units in a quarter for combined Integrated Keyboard and Standalone Keyboard products, the per unit royalty for the Integrated and Standalone Keyboard products will be XXX and XXX respectively, in the quarter.

2. After the XXX anniversary date of the Agreement, if Compaq reduces its distributor list prices for the Standalone Keyboard Product, the per unit royalty for the Standalone and Integrated Keyboard Products will also be immediately reduced by the same percentage as Compaq's price reduction.

3. The per unit royalty achieved is applied to total cumulative volumes for each product category.

4. The per unit royalty includes hardware, software, support, and documentation as described in the Agreement.

5. Separate software per copy royalties are to be negotiated as provided in the Agreement.

XXX = Confidential Treatment Requested

                          Compaq/Visioneer Confidential

                                    EXHIBIT 6

                              SALES VOLUME FORECAST

Compaq will forecast quarterly volumes and provide the information to Visioneer for planning purposes only. The following unit estimate is Compaq's estimate for bundled system sales. Compaq exclusivity would expire if Compaq does not ship XXXXXXXXXXXXXXXXXXX of the forecasted quarterly volumes during any quarter of an exclusive period.



                  1Q  2Q  3Q  4Q  FULL YEAR

1996              XXXXXXXXXXXXXXXXXXXXXX

1997              XXXXXXXXXXXXXXXXXXXXXX

XXX = Confidential Treatment Requested

                          Compaq/Visioneer Confidential

                                    EXHIBIT 7

             VISIONEER MANUFACTURING & HARDWARE DESIGN DATA SUMMARY

         THE ELECTRICAL SECTION DESCRIBES 4 MAJOR CATEGORIES.

                  -  XXXXXXX
                  -  XXXXXXX
                  -  XXXXXXX
                  -  XXXXXXX

         THE PRODUCT DESIGN SPECIFICATION DESCRIBES:

                  The technical description and specifications required for the design of a Visioneer scanner including measurable parameters of mechanical product design and performance.

         THE BILL OF MATERIAL DESCRIBES:

                  All electrical and mechanical components required for the Visioneer scanner.

         THE ENVIRONMENTAL TEST REPORT DESCRIBES:

                  XXXXXXXXXXXXXXXXXXXX.

         THE EMC SCANS DESCRIBE:

                  XXXXXXXXXXXXXXXXXXXX.

         ASSEMBLY DRAWINGS DESCRIBE:

                  How to assemble the scanner chassis, flag assembly, and a CIS assembly of a Visioneer scanner.

         MISCELLANEOUS:

         The above provides XXX basic needs to produce the Scanner portion. To integrate scanner with the keyboard, regular meetings between XXX and Visioneer are required to discuss the following.

                  - Work the details relating to approved vendors and costs for all the components (PCB and otherwise). A list of such vendors and components has previously been supplied by Visioneer to Compaq.

                  - Discussions of individual PCB component performance parameters.

                  - Discussions of performance parameters on other scanner parts (motor, etc.)

                  - Visioneer's mechanical input to XXX for the detailed part designs and CAD files recommending how to mount the scanner into the XXX XXXXXX keyboard.

XXX = Confidential Treatment Requested

                          Compaq/Visioneer Confidential

                  - XXX mechanical input back to Visioneer (mounting scanner into keyboard and engineering producible part designs).

                  - Visioneer's CAD files to XXX on all currently manufactured parts and Visioneer's help to XXX on Scanner Production test methods, etc.

                             Contact: XXXXX, Compaq

XXX =  Confidential Treatment Requested

                          Compaq/Visioneer Confidential

                                    EXHIBIT 8

                          RESTRICTIONS ON TRADEMARK USE

         All Products sold by Compaq shall be affixed with copyright notices of Visioneer sufficient to give notice as to the rights of Visioneer in the Products. The Products and all related packaging, documentation and screens shall include Visioneer's name and trademarks in a manner and location reasonably satisfactory to Visioneer. The trademarks covered by the license to Compaq include the following:

                                    Visioneer
                                    PaperPort
                                    Paper Driven

                          Compaq/Visioneer Confidential

                                    EXHIBIT 9

                                ESCROW AGREEMENT

                            SOFTWARE ESCROW AGREEMENT

This agreement ("Agreement") is made as the _____ day of ____, 1995, by and between Compaq Computer Corporation, a Delaware corporation, ("COMPAQ"), Visioneer Communications, Inc., a California corporation ("LICENSOR"), and Data Securities International, a California corporation, with a principal place of doing business at 67 South Bedford Street, Burlington, MA 01803 ("ESCROW AGENT").

                                    RECITALS:

A. COMPAQ is a licensee of the LICENSOR's Software identified on Exhibit A, as may be amended from time to time, pursuant to the License and Distribution Agreement with an effective date of __________, 1995, by and between LICENSOR and COMPAQ ("License Agreement").

B. The parties desire to place certain source code and related materials for LICENSOR's Software with the ESCROW AGENT for protection and possible release of such source code and related materials in accordance with this Agreement.

C. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the License Agreement.

         Therefore, in consideration of the promises and mutual convenants below, COMPAQ, LICENSOR, and ESCROW AGENT agree as follows:

I. ESCROW ITEMS

A. Within sixty (60) days after execution of the License Agreement, LICENSOR shall deliver to ESCROW AGENT and, pursuant to the terms and conditions set out herein, deposit into escrow one copy of all currently existing source code for the Software, Enhancements and Error Corrections ("the Deposit"). Within five
(5) days after receipt of the Deposit, ESCROW AGENT shall notify COMPAQ and LICENSOR of receipt. All costs associated with the establishment and maintenance of such escrow, shall be borne by COMPAQ.

B. (i) The Deposit shall be accompanied by a description of any public domain software, as well as any software under license from a third party to LICENSOR incorporated into the Software.

         (ii) In the case of third party software incorporated into the Software, LICENSOR shall

                  (a) deposit such licensed software only to the extent to which LICENSOR is entitled to do so under such license;

                  (b) specify which portions of such licensed software have been included in, and excluded from, the deposit;

                  (c) identify the owner or other licensor of such software; and

                  (d) to the best of LICENSOR's knowledge at the time, describe how COMPAQ may seek to license such software after release of the Deposit.

C. LICENSOR shall revise and update the Deposit semi-annually or as necessary to keep it current and in good working order.

II. RELEASE CONDITIONS

A. During the term of the License Agreement, (a) upon the occurrences of one of the following release conditions, and (b) provided COMPAQ is not in material breach of the License Agreement; and (c) provided LICENSOR has been fully paid all outstanding license fees, royalties and other payments due LICENSOR, COMPAQ shall be authorized to submit to the ESCROW AGENT the Notice referred to in Paragraph IV A below demanding the release of the Deposit upon the occurrence of one of the release conditions set forth in Section 18.2 of the License Agreement.

III. DUTIES OF THE ESCROW AGENT

A. The ESCROW AGENT represents that it ordinarily deals in services related to the storage of confidential documents, including computer media.

B. The ESCROW AGENT's duties hereunder are limited to:

         (i) Safeguarding the Deposit against disclosure to or access by any person or entity except as expressly provided herein, including the safekeeping of the Deposit in a safety deposit box in its secure warehouse specializing in the storage of confidential documents including computer media;

         (ii) Notifying COMPAQ and LICENSOR that it has received the Deposit;

         (iii) Notifying COMPAQ and LICENSOR that is has received from LICENSOR any updated version of the Deposit;

         (iv) Receiving Notice in accordance with Section IV (B) below; and

         (v) Disposition of the Escrow Items in accordance with these instructions.

C. The ESCROW AGENT is not responsible for verifying the accuracy or completeness of the Deposit. The ESCROW AGENT's performance hereunder is excused when it is prevented by acts of god and other causes beyond its reasonable control.

D. Upon non-renewal or other termination of this Agreement, ESCROW AGENT shall return the Deposit to LICENSOR and all fees related to such return shall be paid by COMPAQ.

E. ESCROW AGENT acknowledges LICENSOR's assertion that the Deposit shall contain proprietary information and the ESCROW AGENT has an obligation to preserve and protect the confidentiality of the Deposit. LICENSOR grants ESCROW AGENT the irrevocable right to duplicate the Deposit only as necessary to preserve and safely store the Deposit and to provide a copy thereof as authorized herein to COMPAQ. Except as provided for in the Agreement, ESCROW AGENT agrees that it shall not divulge, disclose, make available to third parties, or make any use whatsoever of the Deposit.

IV. RELEASE OF DEPOSIT

A. Upon receipt of written notice, signed by an officer of COMPAQ, certifying that COMPAQ has the right to receive the Deposit, ("Notice") the ESCROW AGENT shall, subject to Paragraph IV B below, deliver the Deposit to COMPAQ.

B. At the time of delivery of Notice to ESCROW AGENT, COMPAQ shall deliver a duplicate copy of such notice to LICENSOR

         (i) ESCROW AGENT shall, within five (5) days of receipt of Notice form COMPAQ, send notice via certified mail or commercial express mail service to LICENSOR that COMPAQ has demanded release of the Deposit and shall include a photocopy of the Notice and other relevant items delivered to ESCROW AGENT by COMPAQ. COMPAQ shall also make reasonable efforts, over the 30-day period after Notice is sent, to contact, by telephone, the individual at LICENSOR's place of business to whom the Notice is sent. ESCROW AGENT shall, upon the expiration of 30 days from the date the copy of the Notice was sent by ESCROW AGENT to LICENSOR, make delivery of Deposit to COMPAQ unless the ESCROW AGENT shall have received either a written withdrawal of the demand Notice signed by an authorized representative of COMPAQ or such delivery in prohibited by an order issued by a court of competent jurisdiction and served on Escrow Agreement.

C. The ESCROW AGENT's duties hereunder may be altered, amended, modified or revoked only by a writing signed by officers of both Parties.

D. The ESCROW AGENT shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying upon any instrument reasonably believed by the ESCROW AGENT to be genuine and to have been signed or presented by the proper party or parties. The ESCROW AGENT shall not be personally liable for any act the ESCROW AGENT may do or omit to do hereunder while acting in good faith and in the exercise of its own good judgment.

E. The ESCROW AGENT is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court and shall not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

F. The responsibilities of the ESCROW AGENT hereunder shall terminate if the ESCROW AGENT shall resign by written notice to LICENSOR and COMPAQ. In the event of any such termination, LICENSOR shall promptly appoint a successor ESCROW AGENT, subject to the approval of COMPAQ which approval will not be unreasonably withheld.

G. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of any part of the Deposit held by the ESCROW AGENT hereunder, the ESCROW AGENT is authorized and directed to retain the Deposit in its possession without liability to anyone until such dispute shall have been settled either by mutual written agreement as provided above or by final order, decree or judgment by a court of competent jurisdiction after the time for appearance has expired and no appeal has been perfected, but the ESCROW AGENT shall be under no duty whatsoever to institute or defend any such proceedings.

V. NOTICES

         Notices required or permitted to be given under this Agreement shall be in writing, and sent by prepaid registered or certified mail, return receipt requested, to the addresses and individuals listed in the paragraph entitled "Notices" in the License Agreement. All such notices if properly addressed shall be effective when received.

VI. ASSIGNMENT

         Neither Party shall assign the Agreement or any rights or obligations under it except in accordance with the License Agreement.

VII. AGREEMENT SUPPLEMENTARY TO THE LICENSE AGREEMENT

         LICENSOR acknowledges that this Escrow Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365(n) of Title 11, United States Code ("Bankruptcy Code"). LICENSOR acknowledges that if as a debtor-in-possession or a trustee-in-bankruptcy (collectively "Trustee") in a case under the Bankruptcy Code rejects the License Agreement or this Escrow Agreement, COMPAQ may elect to retain its rights under the License Agreement and this Escrow Agreement as provided in Section 365(n) of the Bankruptcy Code.

After the commencement of a case under the Bankruptcy Code by or against LICENSOR and unless and until the License Agreement is rejected, Trustee shall, upon written request of COMPAQ to the Trustee, (a) not interfere with the rights of COMPAQ as provided in the License Agreement and this Escrow Agreement, including the right to obtain the escrowed materials form the ESCROW AGENT and
(b) provide the escrowed materials to COMPAQ. If the Trustee rejects the License Agreement or this Escrow Agreement and COMPAQ elects to retain its rights, upon written request of COMPAQ to Trustee, Trustee shall provide the escrowed materials to COMPAQ.

VIII. GENERAL

         A. This Agreement and the License Agreement are the complete understanding between the parties on this subject matter and they supersede all prior discussions or agreements on this subject between them, and may not be modified except by a writing signed by authorized representatives of both parties. If either party fails to enforce any term, such failure shall not prevent enforcement on any other occasion.

         B. This Agreement shall be binding upon and Inure to the benefit of the parties hereto, and their respective successors and assigns, and shall terminate upon termination of the License Agreement.

         C. All rights and remedies of the parties whether conferred by this or by any other instrument or by law, shall be cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held invalid by any law or regulation of any government of by the final determination of any court of competent jurisdiction, such invalidity shall not effect the enforceability of any other provisions not held invalid. This Agreement and the rights and obligations of the parties to it shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date last set forth below.

Compaq Computer Corporation      Visioneer Communications, Inc.

By:___________________________   By:__________________________

Name: ________________________   Name:________________________

Title:________________________   Title: ______________________

Date:_________________________   Date:________________________

DATA SECURITIES INTERNATIONAL

By: __________________________    Name: ______________________

Title: _______________________    Date: ______________________

                                      -40-